Arttor Gold LLC
Assignment of LLC Membership Interest

THIS ASSIGNMENT OF LLC MEMBERSHIP INTEREST (this “Assignment”), is made as, of this May 23, 2012 (the “Effective Date”), by and between Pershing Gold Corporation, a Nevada corporation having an address at 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, CO 80401 (the “Assignor”), and Red Battle Corp., a Delaware corporation having an address at ____, and a wholly owned subsidiary of Assignor (the “Assignee”).

PREAMBLE

WHEREAS, the Assignor is the owner of a 100% Membership Interest  (the “Membership Interest”) in Arttor Gold LLC, a Nevada limited liability company (the “Company”);

WHEREAS, the Assignor desires by this Assignment to assign to the Assignee all of the Membership Interests, and the Assignee desires by this Assignment to accept the same,

NOW, THEREFORE, FOR AND IN CONSIDERATION of the payment by the Assignee to the Assignor of the sum of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by each party, the parties agree as follows:

1. ASSIGNMENT.

Effective as of the Effective Date the Assignor assigns to the Assignee and the Assignee accepts and assumes from the Assignor (a) the Membership Interest (so that from and after the Effective Date, and until any other or further assignment made, the Assignor shall have a 0% Membership Interest and the Assignee shall have a 100 % Membership Interest), and (b) any and all right, title, and interest which the Assignor has under the provisions of the Nevada Revised Statutes (the “Regulations”), or in and to any of the Company’s assets, with respect to the Membership Interest so assigned.

2. REPRESENTATIONS.

2.1.           By Assignor. To induce the Assignee to accept the delivery of this Assignment, the Assignor hereby represents and warrants the following to the Assignee that, on the date hereof and at the time of such delivery:

2.1.1.           The Assignor is the sole legal and beneficial owner of the Membership Interest. The Assignor has not sold or transferred any or all of the Membership Interest. Subject to the provisions of the Regulations, the Assignor has the full and sufficient right at law and in equity to transfer and assign the Membership Interest.

2.2.           By Each Party. Each party represents and warrants to the other that it has been duly authorized to execute and deliver this Assignment, and to perform its obligations under this Assignment.

3.   INDEMNIFICATION. The Assignee shall defend, indemnify, and hold harmless the Assignor and the directors, officers and employees of Assignor against and from any and all liability, claim of liability, or expense arising out of any and all liability, claim of liability, or expense of the Company arising after the Effective Date. The Assignee, on behalf of the Company, also hereby releases any and all claims the Company has or may have against the Assignor.

4. NOTICES. Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be (a) in writing, and (b) deemed to have been provided (i) forty-eight (48) hours after being sent as certified or registered mail in the United States mail, postage prepaid, return receipt requested, to the address of the party set forth in the first paragraph of this Assignment or to any other address in the United States of America as the party may designate from time to time by notice to the other party, or (ii) upon being given by hand or other actual delivery to the party.

5. MISCELLANEOUS.

5.1.           Effectiveness. This Assignment shall become effective on and only on its execution and delivery by each party and shall be effective as of the date first above written.

5.2.           Complete understanding. Subject to the provisions of the Regulations, this Assignment represents the complete understanding between the parties as to the subject matter hereof, and supersedes all prior negotiations, representations, guarantees, warranties, promises, statements, or agreements, either written or oral, between the parties hereto as to the same.

5.3.           Amendment. This Assignment may be amended by and only by an instrument executed and delivered by each party.

5.4.           Waiver. No party shall be deemed to have waived any right which it holds hereunder unless the waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party in exercising any such right shall be deemed a waiver of its future exercise). No waiver shall be deemed a waiver as to any other instance or any other right.

5.5.           Applicable law. All questions concerning the construction, validity, and interpretation of this Assignment and the performance of the obligations imposed hereby shall be governed by the internal law, not the law of conflicts, of the State of New York.

5.6.           Headings. The headings of the Sections, subsections, paragraphs, and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

5.7.           Construction. As used herein, (a) the term “person” means a natural person, a trustee, a corporation, a partnership, and any other form of legal entity; and (b) all reference made (i) in the neuter, masculine, or feminine gender shall be deemed to have been made in all genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph, or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph, or subparagraph of this Assignment.

5.8.           Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns hereunder.

5.9           Severability. No determination by any court, governmental body or otherwise that any provision of this Assignment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof, or (b) that provision in any circumstance not controlled by the determination. Each such provision shall be valid and enforceable to the fullest extent allowed by and shall be construed wherever possible as being consistent with, applicable law.

5.10.           Further Assurances. The parties shall cooperate with each other and shall execute and deliver, or cause to be delivered, all other instruments and shall take all other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions hereof.

IN WITNESS WHEREOF, each party hereto has executed this Assignment or caused it to be executed on its behalf by its duly authorized representatives, the day and year first above written.

ASSIGNOR:

Pershing Gold Corporation

_________________________

By: Stephen Alfers
Its: President and Chief Executive Officer

ASSIGNEE:

Red Battle Corp.

__________________________

By: David Rector
Its: President and Chief Executive Officer